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                                                                    EXHIBIT 4.01
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                          SECOND SUPPLEMENTAL INDENTURE

                            dated as of July 3, 1997

                                     between

                            EXCEL REALTY TRUST, INC.

                                       and

       STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee



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                             SENIOR DEBT SECURITIES

                                       of

                            EXCEL REALTY TRUST, INC.



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     THIS SECOND SUPPLEMENTAL INDENTURE is entered into as of July 3, 1997 by and between Excel Realty Trust, Inc., a Maryland corporation (the "Company"), and State Street Bank and Trust Company of California, N.A., a national banking association organized under the laws of the United States, as trustee (the "Trustee").

     WHEREAS, the Company and The First National Bank of Boston ("FNBB") entered into that certain Indenture dated as of May 8, 1995 (the "Original Indenture"), relating to the Company's senior debt securities;

     WHEREAS, the Trustee succeeded to all or substantially all of the corporate trust business of FNBB and thereby became the successor of FNBB under the Indenture;

     WHEREAS, the Company and the Trustee entered into that certain First Supplemental Indenture dated as of April 4, 1997 (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), amending certain provisions of the Original Indenture;

     WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of this Second Supplemental Indenture to amend certain existing provisions or add certain additional provisions to the Indenture for the benefit of Holders of all series of Securities created on or after the date of this Second Supplemental Indenture; and

     WHEREAS, the Company and the Trustee are authorized to enter into this Second Supplemental Indenture;

     NOW, THEREFORE, the Company and the Trustee agree as follows:

     Section 1. Relation to Indenture. This Second Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

     Section 2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     Section 3. Limitations on Incurrence of Debt. Section 1004 of the Indenture is amended to read, in its entirety, as follows:

          SECTION 1004. Limitations on Incurrence of Debt. (a) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets acquired by the Company or any Subsidiary since the end of such

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     calendar quarter, including those obtained in connection with the incurrence of such additional Debt (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt).

          (b) In addition to the limitation set forth in subsection (a) of this
     Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt if Consolidated Income Available for Debt Service for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge on the Debt of the Company and all Subsidiaries to be outstanding immediately after the incurring of such additional Debt.

          (c) In addition to the limitations set forth in subsections (a) and
     (b) of this Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of the sum of
     (i) Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets acquired by the Company or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt.

          (d) For purposes of this Section 1004, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

     Section 4. Counterparts. This Second Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     Section 5. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

     Section 6. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the second and fifth recitals as they appear as they apply to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this Second Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.



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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                 EXCEL REALTY TRUST, INC.

                                                 By:/s/ Richard B. Muir
                                                 -------------------------------
                                                 Name:  Richard B. Muir
                                                 Title: Executive Vice President

[SEAL]

Attest:

/s/ Graham R. Bullick
-------------------------
Name:  Graham R. Bullick
Title: Sr. Vice President

                                                 STATE STREET BANK AND TRUST
                                                   COMPANY OF CALIFORNIA, N.A.,
                                                   as Trustee

                                                 By:/s/ Joni Frederick
                                                 -------------------------------
                                                 Name:  Joni Frederick
                                                 Title: Assistant Vice President

[SEAL]

Attest:

/s/ Scott Emmons
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Name:  Scott Emmons
Title: Assistant Vice President



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